Exhibit 5

[KMZR LETTERHEAD]

March 16, 2005

Earle M. Jorgensen Company

10650 Alameda Street

Lynwood, California 90262

Re:	Registration Statement on Form S-1 (File No. 333-119434)

Ladies and Gentlemen:

We have acted as counsel for Earle M. Jorgensen Company, a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-1 (File No. 333-119434) and each amendment thereto (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s public offering (the “Offering”) of up to 23,000,000 shares of its Common Stock, $0.001 par value per share (the “Common Stock”), including up to 3,000,000 shares of Common Stock issuable upon exercise of the Underwriters’ (as defined herein) over-allotment option (the up to 23,000,000 shares to be sold by the Company being referred to herein as the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company’s Certificate of Incorporation, as amended to date and currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation (“Restated Certificate”), to be in effect immediately prior to or upon the closing of the Offering, (d) the Company’s By-laws, as amended to date and currently in effect, (e) the Company’s Amended and Restated By-laws, to be in effect immediately prior to and upon the closing of the Offering, (f) records of proceedings of the Company’s Board of Directors, (g) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, Earle M. Jorgensen Holding Company, Inc., and Credit Suisse First Boston LLC and Goldman, Sachs & Co. on behalf of themselves and as representatives of the several other underwriters to be named therein (collectively, the “Underwriters”) and (h) a form of specimen certificate representing the Common Stock.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed (and

Earle M. Jorgensen Company

March 16, 2005

that the Restated Certificate substantially in the form reviewed by us will be filed with the Secretary of State of Delaware prior to or upon closing of the Offering and the Underwriting Agreement to be executed by the parties thereto will be in the form substantially reviewed by us), the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or the Shares have been registered and issued electronically through The Depository Trust Company, and such Shares are delivered to or pursuant to the direction of, and the Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreement, the up to 23,000,000 Shares covered by the Registration Statement (including the up to 3,000,000 Shares issuable upon exercise of the Underwriters’ over-allotment option) will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to use of our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

Very truly yours,

/s/ Katten Muchin Zavis Rosenman
KATTEN MUCHIN ZAVIS ROSENMAN